Exhibit 10.17
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ADDENDUM

THIS ADDENDUM (the “Addendum”) to the Master Distributor Agreement effective as of March 12, 2014 (the “Agreement”) is made by and between Avnet, Inc., a New York corporation, having offices at 2211 South 47th Street, Phoenix, AZ 85034 (“Distributor”) and Xilinx, Inc., a Delaware corporation, having offices at 2100 Logic Drive, San Jose, CA 95124, Xilinx Ireland Unlimited Company (formerly known as Xilinx Ireland), a company incorporated under the laws of Ireland and having its registered office at 2020 Bianconi Avenue, Citywest Business Campus, Saggart, Co. Dublin and Xilinx Sales International Pte. Ltd., a company organized and existing under the laws of Singapore, having its principal office at 5 Changi Business Park Vista, Singapore 486040 (collectively and individually “Xilinx”), to be effective as of March 1, 2017.

The parties agree as follows:

In the event of a conflict between this Addendum and the Agreement, the terms and conditions of this Addendum have precedence over the Agreement with respect to the activities of the PF Participating Companies. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. Except as specifically modified by this Addendum, all terms and conditions of the Agreement remain in full force and effect.

1)
Subject to the terms and conditions of the Agreement, Xilinx hereby adds Premier Farnell UK Limited (“PF”) and its affiliates (collectively with PF, “PF Participating Companies”), all Subsidiaries of Distributor, to Exhibit A of the Agreement, “Schedule of Authorized Electronics Marketing Locations”. The PF Participating Companies that are added as authorized Electronics Marketing selling locations under this Agreement are set out in Appendix 1 of this Addendum. Additional PF Participating Companies may be added to this Agreement by PF.

2)	Due to the unique business model of PF, the below guidelines serve to augment the business model between Xilinx and Distributor:

a.	PF Participating Companies will purchase Products (as defined in the Agreement) solely and directly from Xilinx at Distributor Cost (as defined in the Agreement).

b.	Shipping terms are CPT (PF Maybrook Warehouse UK) (INCOTERMS 2010).

c.	PF Participating Companies will store and handle Xilinx product in accordance with the audit material provided by Xilinx, as may be updated from time to time.

d.	PF Participating Companies will provide a weekly point of sale report (“POS”) to Xilinx. The POS will include the following for each sales transaction to cover all PF Participating Companies:

i.	Customer Name

ii.	Ship to Location
iii. Address line 1
iv. Xilinx Device / Part (To include Development Systems)

v.	Quantity of Devices / Parts (To include Development Systems)

vi. PF Participating Company Cost (Distribution Book Cost)
vii. PF Participating Company Resale Price to Customer (Prices must be provided in currencies that Xilinx can manage (in its data systems); Xilinx Finance team will provide the list of currencies, upon request)

e.	Xilinx may audit the records of the PF Participating Companies concerning Products, inventory, and storage facilities upon 48 hours’ notice to PF, notice to be addressed to the following:

Premier Farnell UK Limited
Attn: Vice President / General Counsel
300 South Riverside Plaza, Suite 2200
Chicago, IL 60606
United States of America

f.
PF Participating Companies may rotate stock as provided in Section 13 of the Agreement; provided however, that with respect to PF Participating Company stock and any credit issued by Xilinx to PF Participating Company in connection with such PF Participating Company stock: (1) PF Participating Companies may only rotate stock twice per year as agreed between Xilinx and PF, but in the event that Xilinx and PF Participating Companies are unable to mutually agree on a stock rotation schedule, Xilinx will set the schedule in its absolute discretion, and (2) the total dollar value of the credit shall not exceed [***] percent [***] of the dollars invoiced by Xilinx to PF Participating Companies, net of any adjustment, during the subject six-month period.

To evidence the parties’ agreement to this Addendum, they have signed and delivered it on the date(s) below, but as of the date set forth in the preamble.

Xilinx:

Xilinx, Inc.                         Xilinx Ireland Unlimited Company

By:	/s/ Christopher Alan Henry	By:	/s/ Kevin Cooney
	Authorized Signature		Authorized Signature
Name	Christopher Alan Henry	Name	Kevin Cooney
	Printed or Typed		Printed or Typed
Title	CVP, Channel Sales	Title	Managing Director
Date	3/24/2017	Date	3/25/2017

Xilinx Sales International Pte. Ltd.

By:	/s/ Oren Scotten
Authorized Signature
Name	Oren Scotten
Printed or Typed
Title	Site Director
Date	3/27/2017

Distributor:

Avnet, Inc.

By:	/s/ Peter Bartolotta
Authorized Signature
Name	Peter Bartolotta
Printed or Typed
Title	Chief Transformation Officer
Date	22 March 2017 10:33 MST

Exhibit A
Premier Farnell Participating Companies
(current as of March 2017)

Territory – all global locations

Name of Company	Country of Incorporation

UK BUSINESSES
Premier Farnell UK Limited	UK
(includes Farnell and CPC trading divisions)

OVERSEAS FARNELL COMPANIES
element14 Pty Ltd	Australia
element14 Limited	New Zealand
Element14 sp. zo.o	Poland
Farnell GmbH	Germany
Farnell Danmark AS	Denmark
Oy Farnell (Finland) Ab	Finland
Farnell Components Aktiebolag	Sweden
Farnell AG	Switzerland
Farnell Components (Ireland) Limited	Ireland
Farnell (France) SAS	France
Farnell (Netherlands) BV	Netherlands
element14 Pte Limited	Singapore
element14 Sdn. Bhd.	Malaysia
eluomeng Limited	Hong Kong
Farnell Components SL	Spain
Farnell (Belgium)	Belgium
Farnell Italia Srl	Italy
eluomeng Electronics (China) Co Ltd	China
element14 Asia Pte Limited	Singapore
element14 India Private Limited	India
Farnell Components (Israel) Limited	Israel

Newark Companies
Newark Electronics Corporation	USA
Newark Corporation	USA
Element14 de Mexico, S. de R.L. de C.V.	Mexico
Premier Farnell Canada Limited	Canada

Embest Companies
Shenzhen Embest Technology Co Ltd	Shenzhen
Element14 Limited	Hong Kong

MCM Companies
MCM Electronics, Inc.	USA